                         AMENDMENT TO CLOSING AGREEMENT
                         ------------------------------
                           (the "AMENDMENT AGREEMENT")

     THIS AMENDMENT AGREEMENT, dated as of the 2nd day of May, 2003 (the "EFFECTIVE DATE"), is entered into by and among GILAT-TO-HOME LATIN AMERICA (HOLLAND) N.V., a Dutch corporation ("SELLER"), RSTAR CORPORATION, a Delaware corporation ("Purchaser"), and GILAT SATELLITE NETWORKS LTD., an Israeli corporation ("GILAT ISRAEL") (Gilat Israel together with the Seller, the "GILAT PARTIES" and each a "GILAT PARTY").

     WHEREAS, the Parties entered into a Closing Agreement, dated as of August 2, 2002, which is attached hereto as Exhibit A (the "CLOSING AGREEMENT"); and

     WHEREAS, pursuant to Section 3.5(a) of the Closing Agreement, the transfer of the shares of the Entities is to be effected within 9 months of the date of the Closing; and

     WHEREAS, pursuant to Section 3.3 of the Closing Agreement, as of the date of the Closing, the economic benefits with respect to the Business conducted by the Entities have been transferred to SLA; and

     WHEREAS, it is the best business judgment of the Parties to extend by ninety (90) days the time period in which the transfer of the shares of the Entities is to be effected such that Seller can transfer the Entities to SLA, or, if such regulatory approvals are not obtained, Gilat Israel can transfer Seller to Gilat Israel or an unrelated Gilat Israel subsidiary, and immediately transfer GTHLA Antilles to SLA.


     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the Parties hereto agree as follows:

1.   DEFINITIONS

     Capitalized terms used herein not otherwise defined shall have the meaning set forth in the Closing Agreement.

2.   NINETY-DAY EXTENSION OF TIME

     The time period set forth in the second line of Section 3.5(a) shall be extended from 9 months to 12 months, such that the second line of Section 3.5(a) shall read in full as follows: ". . . will not be effected, for any reason, within 12 months after the date of the Closing, or if . . . "

3.   THE CLOSING AGREEMENT

     3.1 The particular provisions of the Closing Agreement not altered or modified by this Amendment Agreement shall remain in effect.

     3.2 In the event of any conflict between the particular provisions of the Closing Agreement and those of this Amendment Agreement, the provisions of this Amendment Agreement shall prevail.


     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement.


GILAT-TO-HOME LATIN AMERICA                   GILAT SATELLITE NETWORKS LTD.
(Holland) N.V.
("SELLEr")                                    ("GILAT ISRAEL")

By: /s/ Yaron Suher                           By: /s/ Oren Most
    -----------------------------                 --------------------------
Name: Yaron Suher                             Name: Oren Most
      ---------------------------                   ------------------------
Title: Director                               Title: Chief Executive Officer
       --------------------------                    -----------------------
Date: May 2nd, 2003                           Date: May 2nd, 2003
      ---------------------------                   ------------------------


RSTAR CORPORATION
("PURCHASER")

By: /s/ Samer F. Salameh
    ---------------------------
Name: Samer F. Salameh
      -------------------------
Title: Chief Executive Officer
       ------------------------
Date: May 2nd, 2003
      -------------------------


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